         CONDENSED CONSOLIDATING FINANCIAL INFORMATION

These statements are provided to comply with the reporting requirements under the indenture for the 8 3/4% Senior Subordinated Notes due in 2008. The following condensed consolidating financial information illustrates the composition of the Parent Guarantor, Issuer, Guarantor Subsidiaries and non-guarantor subsidiaries. The Issuer, the Guarantor Subsidiaries and the non-guarantor subsidiaries comprise all of the direct and indirect subsidiaries of the Parent Guarantor. Management has determined that separate complete financial statements would not provide additional material information that would be useful in assessing the financial composition of the Guarantor Subsidiaries.

In December 1998, Mail-Well I Corporation ("Issuer" or "MWI"), the Company's wholly-owned subsidiary, and the only direct subsidiary of the Company, issued $300.0 million aggregate principal amount of 8 3/4% Senior Subordinated Notes ("Senior Notes") due in 2008. The Senior Notes are guaranteed by the majority of the U.S. subsidiaries (the "Guarantor Subsidiaries") of MWI, all of which are wholly owned, and by Mail-Well, Inc. ("Parent Guarantor"). The guarantees are joint and several, full, complete and unconditional. There are no material restrictions on the ability of the Guarantor Subsidiaries to transfer funds to MWI in the form of cash dividends, loans or advances, other than ordinary legal restrictions under corporate law, fraudulent transfer and bankruptcy laws.

Investments in subsidiaries are accounted for under the equity method, wherein the investor company's share of earnings and income taxes applicable to the assumed distribution of such earnings are included in net income. In addition, investments increase in the amount of permanent contributions to subsidiaries and decrease in the amount of distributions from subsidiaries. The elimination entries eliminate the equity method investment in subsidiaries and the equity in earnings of subsidiaries, intercompany payables and receivables and other transactions between subsidiaries.

                                   CONSOLIDATING CONDENSED STATEMENT OF FINANCIAL POSITION
                                                      September 30, 2001
                                                        (in thousands)


                                                                         Combined      Combined
                                            Parent                      Guarantor    Nonguarantor
                                          Guarantor       Issuer      Subsidiaries   Subsidiaries  Eliminations   Consolidated
                                          ---------       ------      ------------   ------------  ------------   ------------

Current assets:
Cash and cash equivalents                  $      -    $      (324)    $       356     $  1,706    $         -     $    1,738
Receivables, net                                  -         53,913         222,288       39,500              -        315,701
Accounts receivable - other                       -          5,920          24,671          441              -         31,032
Inventories, net                                  -         47,350          81,970       21,368              -        150,688

Note receivable from Issuer                 147,436              -               -            -       (147,436)             -
Other current assets                              -         57,539             575        3,460        (10,506)        51,068
                                           --------    -----------     -----------     --------    -----------     ----------
     Total current assets                   147,436        164,398         329,860       66,475       (157,942)       550,227

Investment in subsidiaries                  291,072        287,135          77,121            -       (655,328)             -
Property, Plant and Equipment, net                -        129,693         337,666       79,075              -        546,434
Intangible assets, net                            -         45,045         416,832       80,831              -        542,708
Notes receivable from subsidiaries                -        784,400               -            -       (784,400)             -
Other assets, net                             2,863         25,904          54,470        4,395        (41,500)        46,132
                                           --------    -----------     -----------     --------    -----------     ----------
Total assets                               $441,371    $ 1,436,575     $ 1,215,949     $230,776    $(1,639,170)    $1,685,501
                                           ========    ===========     ===========     ========    ===========     ==========

Current liabilities:
Accounts payable                           $      -    $    53,155     $   127,262     $ 21,064    $         -     $  201,481
Accrued compensation                              -         36,377          85,074       14,683              -        136,134
Other current liabilities                    14,134        124,804        (152,343)      60,230        (10,506)        36,319
Note payable to Parent                            -        147,436               -            -       (147,436)             -
Current portion of long-term debt                 -         34,448           7,525        1,202              -         43,175
                                           --------    -----------     -----------     --------    -----------     ----------
     Total current liabilities               14,134        396,220          67,518       97,179       (157,942)       417,109

Long-term debt                              139,063        709,560             521          207              -        849,351
Note payable to Issuer                            -              -         784,400            -       (784,400)             -
Deferred income taxes                             -         28,287          83,563       15,868        (21,508)       106,210
Other long-term liabilities                       -         11,436          32,351          862        (19,992)        24,657
                                           --------    -----------     -----------     --------    -----------     ----------
     Total liabilities                      153,197      1,145,503         968,353      114,116       (983,842)     1,397,327

Shareholders' equity                        288,174        291,072         247,596      116,660       (655,328)       288,174
                                           --------    -----------     -----------     --------    -----------     ----------
Total liabilities and shareholders'
     equity                                $441,371    $ 1,436,575     $ 1,215,949     $230,776    $(1,639,170)    $1,685,501
                                           ========    ===========     ===========     ========    ===========     ==========

                                   CONSOLIDATING CONDENSED STATEMENT OF FINANCIAL POSITION
                                                      December 31, 2000
                                                        (in thousands)


                                                                        Combined       Combined
                                              Parent                    Guarantor    Nonguarantor
                                            Guarantor      Issuer     Subsidiaries   Subsidiaries     Elim.       Consolidated
                                            ---------      ------     ------------   ------------     -----       ------------
Current assets:
Cash and cash equivalents                    $      -    $    9,596    $    (9,846)    $    712    $         -     $      462
Receivables, net                                    -         8,669        151,978       41,883              -        202,530
Investment in accounts receivable
     Securitization                                 -             -              -       75,427              -         75,427
Accounts receivable - other                         -        13,499          5,615        1,063              -         20,177
Inventories, net                                    -        51,359         91,815       23,259              -        166,433
Note receivable from Issuer                   147,436             -              -            -       (147,436)             -
Other current assets                              262        25,741         24,399        3,786           (181)        54,007
                                             --------    ----------    -----------     --------    -----------     ----------
     Total current assets                     147,698       108,864        263,961      146,130       (147,617)       519,036

Investment in subsidiaries                    385,505       357,592         64,348            -       (807,445)             -
Property, plant and
     equipment, net                                 -       132,522        350,964       86,536              -        570,022
Intangible assets, net                              -        49,455        483,515       86,245              -        619,215
Note receivable from
      Subsidiaries                                  -       784,400              -            -       (784,400)             -
Other assets, net                               3,481        55,581          1,101        4,001        (18,882)        45,282
                                             --------    ----------    -----------     --------    -----------     ----------

Total assets                                 $536,684    $1,488,414    $ 1,163,889     $322,912    $(1,758,344)    $1,753,555
                                             ========    ==========    ===========     ========    ===========     ==========

Current liabilities:
Accounts payable                             $      -    $   32,446    $   107,569     $ 17,700    $         -     $  157,715
Accrued compensation                                -        24,556         31,144        7,486              -         63,186
Other current liabilities                      11,768       100,773       (184,734)     155,374           (181)        83,000
Note payable to Parent                              -       147,436              -            -       (147,436)             -
Current portion of long-term debt                   -        30,767          2,662        7,113              -         40,542
                                             --------    ----------    -----------     --------    -----------     ----------
     Total current liabilities                 11,768       335,978        (43,359)     187,673       (147,617)       344,443


Long-term debt                                139,063       718,147         18,471       12,921              -        888,602
Note payable to issuer                              -             -        784,400            -       (784,400)             -
Deferred income taxes                               -        28,288         66,688       13,469              -        108,445
Other long-term liabilities                         -        20,496         23,992          606        (18,882)        26,212
                                             --------    ----------    -----------     --------    -----------     ----------
     Total liabilities                        150,831     1,102,909        850,192      214,669       (950,899)     1,367,702

Shareholders' equity                          385,853       385,505        313,697      108,243       (807,445)       385,853
                                             --------    ----------    -----------     --------    -----------     ----------
Total liabilities and
    shareholders' equity                     $536,684    $1,488,414    $ 1,163,889     $322,912    $(1,758,344)    $1,753,555
                                             ========    ==========    ===========     ========    ===========     ==========


                                          CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                                               Three-months ended September 30, 2001
                                                          (in thousands)


                                                                           Combined       Combined
                                               Parent                      Guarantor    Nonguarantor
                                              Guarantor       Issuer     Subsidiaries   Subsidiaries   Eliminations   Consolidated
                                              ---------       ------     ------------   ------------   ------------   ------------
NET SALES                                      $     -      $ 113,335      $ 387,186      $61,183        $      -      $ 561,704

COST OF SALES                                        -         99,152        302,361       45,497               -        447,010
                                               -------      ---------      ---------      -------        --------      ---------

GROSS PROFIT                                         -         14,183         84,825       15,686               -        114,694

OTHER OPERATING COSTS                               92          5,687         81,364        7,006               -         94,149


RESTRUCTURING AND OTHER UNUSUAL CHARGES              -          5,384            926           42               -          6,352
                                               -------      ---------      ---------      -------        --------      ---------

OPERATING INCOME (LOSS)                            (92)         3,112          2,535        8,638               -         14,193

OTHER (INCOME) EXPENSE
Interest expense                                 1,738         19,305         17,695          461         (19,980)        19,219
Other (income) expense                          (1,976)       (17,502)             7          479          19,980            988
                                               -------      ---------      ---------      -------        --------      ---------


INCOME (LOSS) BEFORE INCOME
  TAXES AND EQUITY IN
  UNDISTRIBUTED EARNINGS OF
  SUBSIDIARIES AND LOSS ON DISPOSAL                146          1,309        (15,167)       7,698               -         (6,014)

PROVISION (BENEFIT) FOR
  INCOME TAXES                                       -          1,380         (9,221)       3,390               -         (4,451)
                                               -------      ---------      ---------      -------        --------      ---------

INCOME (LOSS) BEFORE EQUITY
  IN UNDISTRIBUTED EARNINGS
  OF SUBSIDIARIES AND LOSS ON DISPOSAL             146            (71)        (5,946)       4,308               -         (1,563)

EQUITY IN UNDISTRIBUTED
   EARNINGS OF SUBSIDIARIES                     (1,710)        (1,638)         4,891            -          (1,543)             -
                                               -------      ---------      ---------      -------        --------      ---------

INCOME (LOSS) BEFORE LOSS
   ON DISPOSAL                                  (1,564)        (1,709)        (1,055)       4,308          (1,543)        (1,563)

NET INCOME                                     $(1,564)     $  (1,709)     $  (1,055)     $ 4,308        $ (1,543)     $  (1,563)
                                               =======      =========      =========      =======        ========      =========


                                         CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                                              Three-months Ended September 30, 2000
                                                         (in thousands)


                                                                         Combined       Combined
                                              Parent                     Guarantor    Nonguarantor
                                            Guarantor       Issuer     Subsidiaries   Subsidiaries   Eliminations   Consolidated
                                            ---------       ------     ------------   ------------   ------------   ------------
NET SALES                                    $     -      $ 113,963      $ 436,933      $64,660        $      -      $615,556

COST OF SALES                                      -         90,125        339,997       49,744               -       479,866
                                             -------      ---------      ---------      -------        --------      --------

GROSS PROFIT                                       -         23,838         96,936       14,916               -       135,690

OTHER OPERATING COSTS
Selling, administrative and other                 91         18,941         73,421        8,346               -       100,799
Restructuring costs                                -            544            535            -               -         1,079
                                             -------      ---------      ---------      -------        --------      --------
         Total Other Operating Costs              91         19,485         73,956        8,346               -       101,878
                                             -------      ---------      ---------      -------        --------      --------

OPERATING INCOME (LOSS)                          (91)         4,353         22,980        6,570               -        33,812

OTHER (INCOME) EXPENSE
Interest expense                               1,974         18,116          7,409        2,749          (7,571)       22,677
Other (income) expense                        (2,212)        (5,391)          (103)         437           7,571           302
                                             -------      ---------      ---------      -------        --------      --------

INCOME (LOSS) BEFORE INCOME
  TAXES AND EQUITY IN
  UNDISTRIBUTED EARNINGS OF
  SUBSIDIARIES                                   147         (8,372)        15,674        3,384               -        10,833

PROVISION (BENEFIT) FOR
  INCOME TAXES                                     -         (3,173)         6,000        1,283               -         4,110
                                             -------      ---------      ---------      -------        --------      --------

INCOME (LOSS) BEFORE EQUITY
  IN UNDISTRIBUTED EARNINGS
  OF SUBSIDIARIES                                147         (5,199)         9,674        2,101               -         6,723

EQUITY IN UNDISTRIBUTED
   EARNINGS OF SUBSIDIARIES                    6,576         11,775          4,663            -         (23,014)            -
                                             -------      ---------      ---------      -------        --------      --------

NET INCOME                                   $ 6,723      $   6,576      $  14,337      $ 2,101        $(23,014)     $  6,723
                                             =======      =========      =========      =======        ========      ========


                                          CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                                                Nine-months Ended September 30, 2001
                                                           (in thousands)


                                                                         Combined        Combined
                                             Parent                      Guarantor     Nonguarantor
                                           Guarantor       Issuer      Subsidiaries    Subsidiaries    Eliminations    Consolidated
                                           ---------       ------      ------------    ------------    ------------    ------------
NET SALES                                  $      -      $ 343,389      $ 1,187,281      $ 192,371      $       -      $ 1,723,041

COST OF SALES                                     -        284,083          922,495        143,497              -        1,350,075
                                           --------      ---------      -----------      ---------      ---------      -----------

GROSS PROFIT                                      -         59,306          264,786         48,874              -          372,966

OTHER OPERATING COSTS                           275         41,403          232,226         22,465              -          296,369


RESTRUCTURING & OTHER UNUSUAL CHARGES             -         21,260           12,685           (111)             -           33,834
                                           --------      ---------      -----------      ---------      ---------      -----------

OPERATING INCOME (LOSS)                        (275)        (3,357)          19,875         26,520              -           42,763

OTHER (INCOME) EXPENSE
Interest expense                              5,215         57,549           57,090          2,950        (59,940)          62,864
Other (income) expense                       (5,930)       (52,409)            (796)           967         59,940            1,772
                                           --------      ---------      -----------      ---------      ---------      -----------


INCOME (LOSS) BEFORE INCOME
  TAXES AND EQUITY IN
  UNDISTRIBUTED EARNINGS OF
  SUBSIDIARIES AND LOSS ON DISPOSAL             440         (8,497)         (36,419)        22,603              -          (21,873)

PROVISION (BENEFIT) FOR
  INCOME TAXES                                    -            951          (13,571)        10,251              -           (2,369)
                                           --------      ---------      -----------      ---------      ---------      -----------

INCOME (LOSS) BEFORE EQUITY
  IN UNDISTRIBUTED EARNINGS
  OF SUBSIDIARIES AND LOSS ON DISPOSAL          440         (9,448)         (22,848)        12,352              -          (19,504)

EQUITY IN UNDISTRIBUTED
   EARNINGS OF SUBSIDIARIES                 (90,906)       (81,457)          17,847              -        154,516                -
                                           --------      ---------      -----------      ---------      ---------      -----------

INCOME (LOSS) BEFORE LOSS
   ON DISPOSAL                              (90,466)       (90,905)           5,001         12,352        154,516          (19,504)


LOSS ON DISPOSAL                                  -              -          (70,962)             -              -          (70,962)
                                           --------      ---------      -----------      ---------      ---------      -----------

NET INCOME                                 $(90,466)     $ (90,905)     $   (75,963)     $  12,352      $ 154,516      $   (90,466)
                                           ========      =========      ===========      =========      =========      ===========

                                          CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                                                Nine-months Ended September 30, 2000
                                                           (in thousands)


                                                                          Combined        Combined
                                             Parent                       Guarantor     Nonguarantor
                                           Guarantor        Issuer      Subsidiaries    Subsidiaries   Eliminations    Consolidated
                                           ---------        ------      ------------    ------------   ------------    ------------
NET SALES                                   $      -      $ 339,841      $ 1,174,332      $235,927       $      -      $ 1,750,100

COST OF SALES                                      -        271,103          901,662       174,485              -        1,347,250
                                            --------      ---------      -----------      --------       --------      -----------

GROSS PROFIT                                       -         68,738          272,670        61,442              -          402,850

OTHER OPERATING COSTS
Selling, administrative and other                192         53,648          193,535        34,186              -          281,561
Restructuring costs                                -            544              535             -              -            1,079
                                            --------      ---------      -----------      --------       --------      -----------
         Total Other Operating Costs             192         54,192          194,070        34,186              -          282,640
                                            --------      ---------      -----------      --------       --------      -----------

OPERATING INCOME (LOSS)                         (192)        14,546           78,600        27,256              -          120,210

OTHER (INCOME) EXPENSE
Interest expense                               6,062         57,280           23,087         1,898        (22,714)          65,613
Other (income) expense                        (6,635)       (16,256)            (645)          795         22,714              (27)
                                            --------      ---------      -----------      --------       --------      -----------

INCOME (LOSS) BEFORE INCOME
  TAXES AND EQUITY IN
  UNDISTRIBUTED EARNINGS OF
  SUBSIDIARIES                                   381        (26,478)          56,158        24,563              -           54,624

PROVISION (BENEFIT) FOR
  INCOME TAXES                                     -        (10,069)          21,789         9,659              -           21,379
                                            --------      ---------      -----------      --------       --------      -----------

INCOME (LOSS) BEFORE EQUITY
  IN UNDISTRIBUTED EARNINGS
  OF SUBSIDIARIES                                381        (16,409)          34,369        14,904              -           33,245

EQUITY IN UNDISTRIBUTED
   EARNINGS OF SUBSIDIARIES                   33,531         52,638           13,412             -        (99,581)               -
                                            --------      ---------      -----------      --------       --------      -----------

INCOME FROM CONTINUING
   OPERATIONS                                 33,912         36,229           47,781        14,904        (99,581)          33,245

DISCONTINUED OPERATIONS                            -         (2,307)           2,009         1,356              -            1,058
                                            --------      ---------      -----------      --------       --------      -----------

INCOME BEFORE
   EXTRAORDINARY ITEM                         33,912         33,922           49,790        16,260        (99,581)          34,303

EXTRAORDINARY ITEM                             1,838           (391)               -             -              -            1,447
                                            --------      ---------      -----------      --------       --------      -----------

NET INCOME                                  $ 35,750      $  33,531      $    49,790      $ 16,260       $(99,581)     $    35,750
                                            ========      =========      ===========      ========       ========      ===========
